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                                                                   EXHIBIT 10.26

                         PREFERRED MORTGAGE CORPORATION
                              EMPLOYMENT AGREEMENT

     This Agreement is made among T.A.R. Preferred Mortgage Corporation, a California corporation ("PMC") and LI-LIN KO ("KO"), as of this 14th day of September, 1995.

     PMC and KO hereby agree that KO shall act as Chief Financial Officer.

1.   RESPONSIBILITIES.

     1.1  KO'S DUTIES.

          1.1.1 FINANCIAL MANAGEMENT. KO shall be responsible for financial management, accounting, banking and credit requirements of PMC.

2.   COMPENSATION OF KO.

     2.1 COMPENSATION RATE. KO shall be paid a annual salary of $110,000.00, payable in equal installments twice monthly. On the 15th day of each month, KO shall be paid salary for the 23rd day of the previous month through the 7th day of the current month, and on the last day of the month KO shall be paid salary for the 8th through the 23rd day of the current month. In the discretion of PMC, the company may elect to pay additional compensation to KO as a bonus on all annual basis.

     2.2 STOCK OPTION. In addition, in the event PMC elects to issue shares of common stock to the general public through an initial public offering, KO shall be granted an option to acquire the number of shares equal to 1/2 of 1% of the shares retained by the management of PMC following the initial public offering. The purchase price to be equal to the 5 times the earnings per share based on audited financial statements for PMC dated 12/31/95, as adjusted for the number of shares to be issued and outstanding at time of public offering. As of 12/31/95 PMC has 1999 shares issued and outstanding. Stock option to be 100% vested as of 12/31/95, and shall expire upon: i) the termination of employment of KO for cause; ii) employment of KO with a competitor of PMC; or iii) the expiration of 6 months from the date of termination of KO for any other reason.

     2.3 BENEFITS AND EMPLOYMENT. KO shall be employed by PMC as Chief Financial Officer, in such capacity KO is entitled to all normal PMC benefits to which equivalent PMC employees are entitled. It is understood that KO's employment should not be construed as employment for a fixed term, but that it is employment at will, terminable by either KO or PMC at any time, with or without cause. KO shall devote full working time, attention and energy to the performance of the duties set forth herein, and shall not represent, perform services for or be employed in any other business pursuits.
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     Notwithstanding PMC's usual vacation policy, KO shall receive two weeks paid vacation in her First year of employment which may be taken during the first year of employment. Vacation days not taken in the current year will be allowed to accrue into the next year.

     2.4 BUSINESS EXPENSES. KO shall not incur any expenses or obligations on behalf of PMC. PMC shall reimburse KO for reasonable expenses incurred by KO, including but not limited to expenses for promotional activities, membership dues, equipment or transportation, pager, work related educational courses and transportation, subject to management approval.

3.   REMEDIES AND TERMINATION.

     3.1 TERMINATION OF AGREEMENT. This Agreement shall terminate immediately upon (i) any habitual neglect or willful breach of duty by KO, (ii) financial insolvency or bankruptcy filing by KO or PMC, (iii) KO's assignment or attempted assignment of any of her rights or obligations under this Agreement, or (iv) the restriction of KO's activities by any agency of the State or Federal government. In addition, KO and PMC shall each have the right to immediately terminate this Agreement at any time with or without cause upon the delivery of written notice to the other.

4.   MISCELLANEOUS.

     4.1 NO ASSIGNMENT. This Agreement is in the nature of a personal service agreement and accordingly may not be assigned by KO.

     4.2 PROPRIETARY INFORMATION. During the term of this agreement, KO shall become aware of certain confidential information regarding PMC and its projects and activities. KO shall not directly or indirectly disclose to any third person or use for the benefit of anyone other than PMC, either during or after the term of this Agreement, any trade secret or confidential information of PMC, whether relating to the work performed hereunder or to the business and affairs of PMC or any client or vendor of PMC.

     4.3 NOTICES. All notices, requests, demands and other communication which are required or permitted to be given trader this Agreement shall be in writing and shall be deemed to have been duly given upon the deliver or mailing thereof, sent by registered or certified mail, return receipt requested, postage paid, unless another address is subsequently stated in writing by that party, as follows:

     If to KO to:

     Li-Lin Ko
     34 Dewey
     Irvine, CA 92720

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     If to PMC to:

     Preferred Mortgage Corporation
     23722 Birtcher Drive
     Lake Forest, CA 92630
     Attn: Todd A. Rodriguez, President

     with a copy to;

     Preferred Mortgage Corporation
     19782 MacArthur Boulevard
     Suite 250
     Irvine, CA 92715
     Attn: Walter F. Villaume

     4.4 GOVERNING LAW. This Agreement is made and entered into in the State of California, County of Orange, and shall be governed by the laws of such state. Exclusive venue for any dispute under this agreement shall be in the Superior Court of the State of California, for the County of Orange, Santa Ana, California or the United States District Court located in Santa Ana, California.

     4.5 SEVERABILITY. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held to be invalid or unenforceable, then such covenants, agreements, provisions and terms shall be deemed severable from the remaining covenants, agreements, provision and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     4.6 SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, provided, however, that KO may not assign any of her rights or obligations hereunder.

     4.7 ATTORNEYS FEES. The prevailing party in any litigation arising under this agreement shall be entitled to recover its costs incurred, including reasonable attorneys' fees, from the other party.

     4.8 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto and supersedes all other agreements, understanding and communications between the parties whether written or oral, with respect to rite transact on contemplated by this Agreement. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force and effect. Any modifications or waivers must be in writing, executed by authorized officers of the party granting the modification or waiver. Any deferral, forbearance or extension of time granted by PMC, or other action by PMC which has

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the effect of allowing KO to perform outside the written letters of this
Agreement (i) shall not operate to release KO from any of KO's obligations, duties, covenants, agreements, representations, and/or warranties under this Agreement; (ii) shall not be a waiver or preclude PMC from exercising any of PMC's rights or remedies under this Agreement; and (iii) shall not be deemed to establish a "course of conduct" which rises to the level of a modification or amendment to this Agreement.

     4.9 INTERPRETATION. Unless the context otherwise requires, all words used in the singular form shall extend to the plural and all words in the plural form shall extend to and include the singular; all words used in any gender shall extend to and include all genders. The paragraph headings of this Agreement are inserted for convenience only, and do not in any manner limit or expand this Agreement and do not constitute a part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PMC:                                       KO:

T.A.R. MORTGAGE CORPORATION,
a California corporation

By:  /s/ Todd A. Rodriguez                 /s/ Li-Lin Ko
     ---------------------                 -------------
     Todd A. Rodriquez                     Li-Lin Ko
     Chief Executive Officer


By:  /s/ Walter F. Villaume
     ----------------------
     Walter F. Villaume
     President and Secretary

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